                                                                     EXHIBIT 4.2


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED OR EXERCISED UNLESS AND UNTIL SUCH WARRANT AND/OR SHARES OF COMMON STOCK IS REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTIONS 4 AND 11 OF THIS WARRANT.


Warrant No. 1                                           Number of Shares: 80,000
                                                         (subject to adjustment)


Date of Issuance:  September 24, 1999


                                RSA SECURITY INC.


                          COMMON STOCK PURCHASE WARRANT

                           (Void after March 24, 2002)


     RSA Security Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that General Electric Company, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, upon exercise of this Warrant to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before March 24, 2002 at not later than 5:00 p.m. (Boston, Massachusetts time), 80,000 shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"), at a purchase price of $24.938 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.


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


1.   EXERCISE.

     (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as
EXHIBIT I (the "Purchase Form") duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate. Upon any exercise of this Warrant, the Registered Holder shall pay the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise in cash or otherwise immediately available funds.

     (b) The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by canceling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing (i) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per share of Common Stock (as defined below) as of the Exercise Date (as defined in subsection 1(c) below) over the Purchase Price per share. If the Registered Holder wishes to exercise this Warrant pursuant to this method of payment with respect to the maximum number of Warrant Shares purchasable pursuant to this method, then the number of Warrant Shares so purchasable shall be equal to the total number of Warrant Shares, minus the product obtained by multiplying (x) the total number of Warrant Shares by (y) a fraction, the numerator of which shall be the Purchase Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date. The Fair Market Value per share of Common Stock shall be determined as follows:

     (i) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii) below).


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


     (ii) If the Common Stock is not quoted by a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board of Directors shall make a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Registered Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made. Notwithstanding the foregoing, if the Registered Holder shall object to any determination of Fair Market Value by the Board of Directors, the Board of Directors shall retain an independent appraiser reasonably satisfactory to Holder to determine such fair market value.

     (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above (the "Exercise Date"). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

     (d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event no later than 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

          (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise; and

          (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the sum of (A) the number of shares purchased by the Registered Holder upon such exercise plus (B) the number of Warrant Shares (if any) covered by the portion of


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


this Warrant canceled in payment of the Purchase Price payable upon such exercise pursuant to subsection 1(b) above.

     2.   ADJUSTMENTS.

          (a) If at any time after the date hereof the Company shall (i) declare a dividend payable in Common Stock, (ii) subdivide or split its outstanding shares of Common Stock, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Purchase Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that the exercise or conversion of this Warrant after such time shall entitle Holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any securities into which such shares of Common Stock have been reclassified pursuant to clause
(iii) or (iv) above) which, if this Warrant had been exercised or converted immediately prior to such time, Holder would have owned upon such exercise or conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) When any adjustment is required to be made in the Purchase Price under this Section 2, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

          (c) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this
Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

          (d) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail, but in no event less than 30 days thereafter, to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 2.

     3. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall round any fractions up or down to the nearest whole number with half a share rounded downward.

     4.   REQUIREMENTS FOR TRANSFER.

          (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

          (b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as the Company shall have received an opinion of counsel, satisfactory to the Company, to the effect that such Warrant Shares are eligible for resale pursuant to Rule 144(k) under the Act.

     5. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon exercise or conversion of this Warrant. The Company will use its best efforts to obtain all such authorizations, exemptions or consents from any governmental authority having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     6. LIQUIDATING DIVIDENDS. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, the Liquidating Dividend which would have been paid to such Registered Holder if it had been the owner of record of such Warrant Shares immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

     7.   NOTICES OF RECORD DATE, ETC. In case:

          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the

Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days, or if such advance notice is not practicable, then such shorter period as may be practicable, prior to the record date or effective date for an event specified in subsection 7(a), (b) or (c).

     8. RESERVATION OF STOCK AND AUTHORIZATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. All shares of Common Stock which shall be so issuable, when issued upon exercise or conversion of this Warrant and payment therefor in accordance with the terms of this Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

     9. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Sections 4 and 11 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     10. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the



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


Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     11.  TRANSFERS, ETC.

          (a) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

          (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of EXHIBIT II hereto) at the principal office of the Company.

          (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     12. GIVING OF NOTICES, ETC. All notices and other communications from the Company to the Registered Holder of this Warrant shall be in writing and shall be deemed effective (i) upon delivery by hand, (ii) two business days after deposit with an express courier service for delivery no later than two business days after such deposit, addressed to the Registered Holder at the address set forth on the warrant register maintained by the Company, or (iii) upon confirmation of transmittal by facsimile to the Registered Holder, with a hard copy sent in accordance with the preceding clause (ii), to the facsimile number set forth on the warrant register maintained by the Company. All notices and other communications from the Registered Holder of this Warrant to the Company shall be in writing and shall be deemed effective (i) upon delivery by hand,
(ii) two business days after deposit with an express courier service for delivery no later than two business days after such deposit, addressed to the Company at its principal office set forth below, or (iii) upon confirmation of transmittal by facsimile, with a hard copy sent in accordance with the preceding clause (ii), to the facsimile number of the Company set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below or change its facsimile number to a number other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant in the manner prescribed herein, and thereafter all references in this Warrant to the location of its principal office or facsimile number at the particular time shall be as so specified in such notice.

     13. NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company. No provision of this Warrant in the absence of affirmative action by the Registered Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     14. CHANGE OR WAIVER. Changes in or additions to this Warrant may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the holders of a majority of the Warrant Shares issued or issuable with respect to this Warrant and any other warrant issued upon any transfer of a portion of the Warrant held by the original Registered Holder hereof; PROVIDED, HOWEVER, that no change, addition, omission or waiver which causes any change in or in any way affects or impairs the obligation of the Company in respect of the period during which this Warrant is exercisable, the number of shares purchasable or the price per share payable upon exercise of this Warrant, or causes any change in this Section 14 or Section 17, shall be made without the written consent of the holder of this Warrant.

     15. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     16. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts except with regard to its choice of law principles.

     17.  REGISTRATION RIGHTS.

     (a) CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.


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


          "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "REGISTRABLE SHARES" means (i) the Warrant Shares and (ii) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); PROVIDED, HOWEVER, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (A) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, (B) upon any sale in any manner to a person or entity which, by virtue of Section 17(i) of this Agreement, is not entitled to the rights provided by this Section 17 or (C) at such time as all of the Registrable Shares then held by the Stockholder may be sold without restrictions as to volume under Rule 144 under the Securities Act.

          "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "SELLING STOCKHOLDER" means any Stockholder owning Registrable Shares included in a Registration Statement.

          "STOCKHOLDER" means the Registered Holder, and any persons or entities to whom the rights granted under this Section 17 are transferred pursuant to
Section 17(i) below.

     (b)  INCIDENTAL REGISTRATION.

          (i) Whenever the Company proposes to file a Registration Statement, the Company will, prior to such filing, give written notice to all Stockholders of its intention to do so; PROVIDED, that no such notice need be given if no Registrable Shares are to be included therein as a result of a determination of the managing underwriter pursuant to Section 17(b)(ii) below. Upon the written request of a Stockholder or Stockholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section without obligation to any Stockholder.

          (ii) If the registration for which the Company gives notice pursuant to Section 17(b)(i) above is a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to such Section. In such event, the right of any Stockholder to include its Registrable Shares in such registration pursuant to this Section shall be conditioned upon such Stockholder's participation in such underwriting on the terms set forth herein. All Stockholders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement as agreed upon between the Company and the underwriters selected by the Company. Notwithstanding any other provision of this Section, if the managing underwriter determines that the inclusion of all shares requested to be registered would adversely affect the offering, the Company may limit the number of Registrable Shares to be included in the registration and underwriting. The Company shall so advise all holders of Registrable Shares requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Company held by holders other than Stockholders and other holders of securities of the Company who are entitled, by contact with the Company, to have securities included in such registration ("Other Holders") shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter, and, if a further limitation on the number of shares is required, the number of shares that may be included in such registration and underwriting shall be allocated among all Stockholders and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) which they held at the time the Company gives the notice specified in Section 17(b)(i) above. If any Stockholder or Other Holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting Stockholders and Other Holders pro rata in the manner described in the preceding sentence. If any holder of Registrable Shares or any officer, director or Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company, and any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (iii) Notwithstanding the foregoing, the Company shall not be required, pursuant to this Section 17(b), to include any Registrable Shares in a Registration Statement if such Registrable Shares can then be sold pursuant to Rule 144(k) under the Securities Act.

     (c)  REGISTRATION PROCEDURES.

          (i) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

               (A) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

               (B) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for a period of not less than 90 days from the effective date or such lesser period until all such Registrable Shares are sold;

               (C) as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

               (D) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholder; PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (D) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

               (E) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

               (F) promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

               (G) as expeditiously as possible, notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

               (H) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

          (ii) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

          (iii) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

     (d) ALLOCATION OF EXPENSES. The Company will pay all Registration Expenses for all registrations under this Agreement. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with the provision of this Section 17, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration and up to three thousand dollars


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


($3,000) in fees and expenses for one counsel for all Selling Stockholders, but excluding underwriting discounts, selling commissions attributable to Registrable Shares sold by the Selling Stockholders and any fees and expenses of Selling Stockholders' counsel in excess of $3,000.

     (e)  INDEMNIFICATION.

          (i) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

          (ii) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of a Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Stockholder of Registrable Shares sold in connection with such registration.

          (iii) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; PROVIDED FURTHER that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to, or fails to, assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

     (f) INFORMATION BY HOLDER. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     (g) CONFIDENTIALITY OF NOTICES. Any Stockholder receiving any written notice from the Company regarding the Company's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

     (h) TERMINATION. The Company's obligations under Section 17 of this Agreement shall terminate on the earlier of (i) the date on which the restrictions on Holder's resale pursuant to Rule 144K lapse, and (ii) the date upon which the right to exercise this Warrant terminates without having been exercised.

     (i) TRANSFER OF RIGHTS. The rights and obligations of the Stockholder under this Section 17 may be assigned to any Registered Holder, and such transferee shall be deemed a "Stockholder" for purposes of this Agreement; PROVIDED that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound by the terms hereof and FURTHER PROVIDED that, notwithstanding the foregoing, the rights of a Stockholder pursuant to Section 17 may only be assigned to any person or entity which, immediately following such transfer, holds 10,000 or more shares of Common Stock (or Warrants exercisable for 10,000 or more shares of Common Stock).

18. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Registered Holder. Except as set forth in
Section 17(i), the provisions of this Warrant are intended to be for the benefit of all Registered Holders from time to time of this Warrant and shall be enforceable by such Holder.

19.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY TO THE REGISTERED HOLDER.

     a. CORPORATE ORGANIZATION AND AUTHORITY. The Company (i) is a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation, (ii) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (iii) is qualified as a foreign corporation in all jurisdictions where such qualification is required and where failure to be so qualified would have a material adverse effect on the operations, business, condition (financial or otherwise) or properties of the Company.

     b. CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute, issue and deliver the Warrant, to issue the Common Stock issuable upon exercise or conversion of the Warrant, and to carry out and perform its obligations under the terms of the Warrant.

     c. AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of the Warrant and the Common Stock issuable upon exercise or conversion of the Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of the Company enforceable in accordance with its terms.


                                          RSA SECURITY INC.


                                          By: /s/ Arthur W. Coviello, Jr.
                                              ---------------------------------

                                          Title: President
                                                --------------------------------

                                          Address:       36 Crosby Drive
                                                         Bedford, MA  01730

                                          Facsimile No.: (781) 301-5140

                                                                       EXHIBIT I


                                  PURCHASE FORM


To: RSA SECURITY INC.                                Dated:______________

     The undersigned, pursuant to the provisions set forth in the attached Warrant (No. 1), hereby irrevocably elects to purchase (check applicable box):

     [ ]  _________ shares of the Common Stock covered by such Warrant; or

     [ ] the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 1(b).

     The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $ _______. Such payment takes the form of (check applicable box or boxes):


     [ ]  $_________ in lawful money of the United States; and/or

     [ ] the cancellation of such portion of the attached Warrant as is exercisable for a total of _________ Warrant Shares (using a Fair Market Value of $ _______ per share for purposes of this calculation); and/or

     [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1(b), to exercise this Warrant with respect to the maximum number of Warrant shares purchasable pursuant to the cashless exercise procedure set forth in
          Section 1(b).

                                           Signature:__________________________

                                           Address:____________________________

                                                   ____________________________



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


                                                                      EXHIBIT II


                                 ASSIGNMENT FORM


     FOR VALUE RECEIVED, General Electric Company hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.
1) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee                Address                    No. of Shares
----------------                -------                    -------------






Dated:______________            Signature:_______________________________

Dated:______________            Witness:_________________________________




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